================================================================================






                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  June 20, 2003
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION

             (Exact name of registrant as specified in its charter)

               Delaware                    1-10218              13-3489233
   (State or other jurisdiction of (Commission file number)  (I.R.S. Employer
    incorporation or organization)                           Identification No.)
                             250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)
                                 (248) 824-2500

                 (Registrant's telephone number, including area
                                      code)
                                 Not Applicable
          (Former name or former address, if changed since last report)





================================================================================



Item 4.  Changes in Registrant's Certifying Accountant.

     On June 20, 2003, the Audit Committee of the Board of Directors of Collins & Aikman Corporation (the "Company") approved the appointment of KPMG LLP as the Company's independent accountants, and the dismissal of PricewaterhouseCoopers LLP ("PWC"), which had previously served in this capacity.

     During the years ended December 31, 2002 and 2001 and through June 20, 2003, KPMG LLP has not been engaged as an independent accountant to audit either the financial statements of the Company or any of its subsidiaries, nor has it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event.

     PricewaterhouseCoopers LLP communicated in its February 2003 report to the Audit Committee that disagreements with respect to potential changes in measurement date and asset valuation methods for the Company's pension plans were resolved. In connection with its 2003 budgeting process, the Company had engaged an actuarial consultant to develop and evaluate prospective alternatives for its pension measurement date and asset valuation methods. These alternatives were reviewed with PricewaterhouseCoopers LLP in order to obtain their views on the appropriate accounting measurement dates and valuation methodologies. After full discussion with PricewaterhouseCoopers LLP, the Company's senior officers and PricewaterhouseCoopers LLP agreed to continue employing in 2003 the pension valuation and measurement methodologies the Company had employed in 2002. There were no other disagreements with PricewaterhouseCoopers LLP during the years ended December 31, 2002 and 2001 and through the date of this report on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for the year.

     The reports of PricewaterhouseCoopers LLP on the financial statements for the years ended December 31, 2002 and 2001, did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2002 and 2001 and through June 20, 2003, PricewaterhouseCoopers LLP reported no material weaknesses in the Company's internal control systems and there were no other reportable events as defined in Regulation S-K Item 304(a)(i)(v) other than those described in the next paragraph.

     In connection with its 2001 audit, PricewaterhouseCoopers LLP communicated to the Audit Committee and to management reportable conditions in the Company's internal control systems, attributable primarily to integration issues from an acquisition completed during the third quarter of 2001, personnel turnover at the corporate and plant level and failure of two manufacturing facilities to follow Company procedures related to account reconciliations. Corrective actions were implemented in 2002. In connection with its 2002 audit, PricewaterhouseCoopers LLP communicated to the Audit Committee and to management reportable conditions in the Company's internal control system related to timely preparation of cash account reconciliations, review of non-standard journal entries, revenue accounting and currency translation at foreign locations and compliance with established Company accounting policies and procedures. These conditions were attributable primarily to computer systems, process harmonization and personnel integration issues from the December 20, 2001, TAC-Trim acquisition. Corrective actions have been developed and are being implemented to eliminate or reduce to an acceptable level the financial reporting risks associated with the conditions noted. PricewaterhouseCoopers LLP is not in a position to comment on the adequacy of these corrective actions. The Company believes that it will correct all these conditions during 2003. PricewaterhouseCoopers LLP did not modify its report on the Company's 2001 and 2002 audited financial statements as a consequence of these reportable conditions. The Company has authorized PricewaterhouseCoopers LLP to respond fully to any inquiries by KPMG LLP.

     The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 24, 2003, is filed as an Exhibit to this Form 8-K.

     The Company intends to continue its engagement of Deloitte & Touche to provide internal audit services.

Item 7. Exhibits.

     (c) Exhibits. The following exhibit is filed herewith:

     Exhibit No.      Description

     16 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 24, 2003

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 26, 2003


                                   COLLINS & AIKMAN CORPORATION



                                   By:    /s/ J. Michael Stepp
                                          ---------------------------------
                                          Name:      J. Michael Stepp
                                          Title:     Vice Chairman and
                                                     Chief Financial Officer

                                  EXHIBIT INDEX